EXHIBIT 23.1

CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation of our report included in this Form 10-K, into Dendrite International, Inc.’s previously filed Form S-8 Registration Statement File Nos. 333-14363, 333-19141, 333-24329, 333-35701, 333-81783, 333-92711, 333-48376, 333-09090, 333-09092, 333-11036 and 333-68218 and Form S-3 Registration Statement File No. 333-91449.

/s/ Arthur Andersen LLP

Philadelphia, PA
March 28, 2002

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